UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

       1-31614              77-0138960

           (Commission File Number)  (IRS Employer Identification No.)

741 Calle Plano, Camarillo, California        93012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Vitesse Semiconductor Corp. ( “Vitesse”) previously reported a $5 million to $6 million increase in net inventory during the quarter ended September 30, 2006.

In its public calls, Vitesse indicated that projects were underway that would likely result in significant changes to the reported inventory figures. The initial reported numbers were dependent on historic valuation and costing methodologies. As part of its comprehensive review, Management improved the company’s product costing methodology to more appropriately value the various stages of inventory through the manufacturing process, developed a comprehensive product costing model which more accurately reflects the true cost of the inventory and capitalized overhead burden and conducted a more thorough investigation of its slow moving products to appropriately reserve for obsolescence and excess inventory.

Based on these changes, Management currently estimates that net inventory decreased $6 million during the quarter ended September 30, 2006, after a $7 million reduction from increased inventory reserves and a $6 million reduction as a result of implementing the new standard costing As a result, Management estimates that, at September 30, 2006, gross inventory was $62.0 million and net inventory was $37.3 million. Management believes the adjustments during the quarter ended September 30, 2006 related, in part, to prior periods. Management has not restated the inventory figures for prior periods to reflect the revised inventory valuation methodologies. Had prior periods been restated, we believe the inventory balances on those dates would also be lower, which in turn would change the reported decrease during the fourth fiscal quarter.

These numbers are unaudited and are subject to the restatement of Vitesse’s financial statements.

Statements made in this Form 8-K that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results are included in our other public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 7.01	Regulation FD Disclosure

The disclosure under Item 2.02 of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on December 12, 2006.

VITESSE SEMICONDUCTOR CORPORATION

By:

/s/ Christopher Gardner

Christopher Gardner

Chief Executive Officer